PROXY INFORMATION

                         SPECIAL MEETING OF SHAREHOLDERS
                                       OF
                        WESTNET COMMUNICATION GROUP, INC.


Time:                      11:00 AM on Thursday March 29, 2001

Place:                     Conference Room
                           2921 N. Tenaya Way
                           Las Vegas, NV 89128

Items of Business:         1.  Ratify an Agreement & Plan of Reorganization.
2.       To amend the Articles of Incorporation changing the corporate name.
3.       Appoint independent auditors.
4.       To appoint independent transfer agent and registrar.

Who can vote: You can vote if you were a shareholder on February 15, 2001. There are 3,500,000 shares of common stock outstanding on February 15, 2001.

Date  of  Mailing:   This  notice  and  proxy  statement  are  being  mailed  to shareholders no later than February 26, 2001.

Voting: Each shareholder is entitled to one vote per share owned, in person or by proxy. As of February 15, 2001 there were 3,500,000 shares outstanding and eligible to vote at the meeting. A shareholder may change their vote or their proxy prior to the meeting. If the proxy is returned but does not contain voting instructions it will be voted (1) FOR ratifying an Agreement & Plan of Reorganization, (2) FOR amending the Articles of Incorporation changing the corporate name, (3) FOR election of the officers, (4) FOR the appointment of the independent auditors, and (5) FOR the appointment of the transfer agent and registrar. Your shares are counted as present at the meeting of you attend the meeting and vote in person or if you properly return a proxy. In order to conduct the meeting, a majority of the shares outstanding as of February 15, 2001, must be present in person or by proxy at the meeting. This is referred to as a quorum.

I.       Agreement & Plan of Reorganization

     The directors entered into a Letter of Intent on February 29, 2001, and signed an Acquisition Agreement on March 1, 2001. The Agreement & Plan of Reorganization called for the Company to issue 14,668,400 shares of authorized, but unissued $.001 par value common stock in exchange for 100% of the equity interest of Merchantpark Communications, Inc., a Nevada corporation, and its subsidiary companies Merchant Park.COM, Inc., a Delaware corporation and Caged Iron, Inc., a Nevada corporation. The Company has a networth of $700,000 plus.

II.      Amendment

If the shareholders approve proposal I they will then be asked to Amend the Articles of Incorporation changing the corporate name to:
                        Merchantpark Communications, Inc.

III.     Directors

     To elect five directors. This years nominees are:

                                    Shawn Balaghi, President
                                    Rahim Fazal, Executive Vice President
                                    Scott Thomasson, CEO
                                    Peter Matousek, CFO
                                    Husein Kaba, Director of Network Operations

IV Independent Auditors

     To appoint an Independent Auditor of the Combined Company. HJ Associates, LLC., 50 South Main Street, Suite 1450, Salt Lake City, UT 84144 has been contracted by management.

V Transfer Agent

     To appoint an independent transfer agent and registrar for the combined company. Holladay Stock Transfer 2939 North 67th Place, Scottsdale, AZ 85251, presently holds that position in both companies.